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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in (i) the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 333-25627; 333-48227; 333-72013) and (ii) the Registration Statements on Form S-8 (Nos. 33-62823; 33-62825; 33-62827; 33-62829; 33-62831; 33-62833; 33-62835; 33-62837;
33-62839; 33-62841; 33-62943; 33-63247; 33-63249; 33-63253; 33-63255; 333-03275;
333-03277; 333-19241) of Burlington Northern Santa Fe Corporation of our report dated February 8, 1999 appearing on page 25 of the Annual Report to Shareholders which is included in this Current Report on Form 8-K.


PRICEWATERHOUSECOOPERS LLP

Fort Worth, Texas
March 9, 1999